United States
Securities and Exchange Commission
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 19, 2011

TRC COMPANIES, INC. (Exact name of registrant as specified in its charter)
Delaware	1-9947	06-0853807
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 Griffin Road North, Windsor, Connecticut 06095
(Address of Principal Executive Offices) (Zip Code)
(860) 298-9692
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.
On August 19, 2011, TRC Companies, Inc. (the “Company”) and certain of its subsidiaries (together “TRC”), Wells Fargo Capital Finance, Inc. as Lender, arranger and administrative agent entered into the Nineteenth Amendment to the Credit Agreement ("the Amendment"). The Amendment increased the maximum amount of letters of credit usage from $15.0 million to $25.0 million.
In addition, the Amendment modifies certain other terms under the Credit Agreement by, among other things, amending the Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") definition and amending EBITDA covenants for June 30, 2011 and thereafter; and amending the requirements of the minimum fixed charge coverage ratio covenant.

Item 9.01. Financial Statements and Exhibits.
Exhibit 10.11.19    Nineteenth Amendment to the Credit Agreement dated as of August 19, 2011.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 25, 2011            TRC Companies, Inc.

By:    /s/ Thomas W. Bennet, Jr.
Thomas W. Bennet, Jr.
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.        Description

Exhibit 10.11.19    Nineteenth Amendment to the Credit Agreement dated as of August 19, 2011.